UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2016

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On February 29, 2016, AxoGen, Inc. (“the Company”) issued a press release announcing its financial results for the quarter and twelve months ended December 31, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 29, 2016, the Company announced that Peter Mariani will become the Company’s Chief Financial Officer, effective March 1, 2016.

In connection with his employment and appointment as the Company’s Chief Financial Officer, Mr. Mariani entered into an Executive Employment Agreement with AxoGen Corporation, a wholly owned subsidiary of the Company (“AC”), dated as of February 25, 2016 (the “Mariani Employment Agreement”). Under the Mariani Employment Agreement, Mr. Mariani’s employment is at-will.  In the event Mr. Mariani is terminated without “Substantial Cause” (as defined below) either prior to a “Change of Control” (as defined below”) or within180 days following a Change in Control he is entitled to a severance payment consisting of: (a) twelve months of base salary; and (b) an amount equal to any bonuses paid to Mr. Mariani during the twelve month period prior to termination of employment, or, if termination of employment occurs prior to December 31, 2016, Mr. Mariani will receive a pro-rated amount of expected bonus for 2016.  Mr. Mariani is also entitled to such severance if he leaves AxoGen for “Good Reason” (as defined below) within 180 days following a Change of Control.  Upon a Change in Control, any stock options held by Mr. Mariani shall automatically accelerate and become fully exercisable in the event that within twelve months following the Change of Control he is terminated without cause or leaves for Good Reason, and so long as the Company or AC are subject to federal COBRA, and Mr. Mariani timely elects continuation coverage under COBRA, the Company or AC shall pay the premiums for twelve months or until Mr. Mariani obtains new employment with comparable health care coverage, whichever is shorter.

For purposes of the Mariani employment agreement, Change of Control means the occurrence of any of the following events: (i) any person who holds less than 20% of the combined voting power of the securities of AC or the Company, becomes the beneficial owner, directly or indirectly, of securities of AC or the Company, representing 50% or more of the combined voting power of the securities of AC or the Company then outstanding; (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Company’s Board of Directors cease, for any reason, to constitute at least a majority of the Company’s Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) AC or the Company consolidates or merges with another company and AC or the Company is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby the Company continues as the majority holder of AC securities or a merger or consolidation of AC and the Company will not constitute a Change in Control; (iv) shares of AC’s or the Company’s common stock are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of the AC’s or the Company’s common stock immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger; (v) AC or the Company sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions) provided, however, that any such transaction related to AC where the Company continues as the majority holder of AC common stock or the Company is the sole other party to the transaction will not constitute a Change in Control; or (vi) the holders of shares of AC’s or the Company’s common stock approve a plan or proposal for the liquidation or dissolution of AC or the Company

For purposes of the Mariani Employment Agreement, Substantial Cause means: (a) the commission by Mr. Mariani of any act of fraud, theft, or embezzlement; (b) any material breach by Mr. Mariani of the Mariani Employment Agreement, provided that AC shall have first delivered to Mr. Mariani written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that Mr. Mariani shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice; (c) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (d) material failure to adhere to AC's or the Company corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or (e) failure to meet reasonable performance standards as determined by AC or the Company.

For purposes of the Mariani Employment Agreement Good Reason means Mr. Mariani’s resignation from employment upon or within 90 days following a Change in Control if AC or the Company is not the surviving entity, provided that Substantial Cause for termination of Mr. Mariani’s employment does not exist at the time of such resignation and the resignation is the result of the occurrence of any one or more of the following: (a) the assignment of any duties inconsistent in any respect with Mr. Mariani’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a Change of Control or any other action by AC or the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AC or the Company; (b) a reduction by AC in Mr. Mariani ‘s base salary; or (c) the failure by AC to (a) continue in effect any material compensation or benefit plan, program, policy or practice in which Mr. Mariani was participating at the time of the Change of Control of AC or the Company or (b) provide Mr. Mariani with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of AC or the Company), if greater.

Mr. Mariani will receive a base salary of $320,000 (to be reviewed on an annual basis), be eligible to participate in AxoGen’s current bonus program and receive benefits afforded to other executive officers.  Mr. Mariani will receive a one-time signing bonus of $15,000 upon the first AC payroll period following the effectiveness of Mr. Mariani’s employment.  He will be granted incentive stock options for 205,000 shares of the Company’s Common Stock on March 1, 2016, such options having a seven year term, at an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company common stock on the option grant date and pursuant to the terms of the Company’s form of incentive stock options.  Such options will vest as to 25% of the shares after one year and 12.5% every six months thereafter until fully vested.

Mr. Peter Mariani, age 52, brings more than 25 years of experience as a financial executive in private and public companies. He previously served as Chief Financial Officer of Lensar, Inc, a privately held laser refractive cataract surgery company, from July 2014 through January 2016, which was sold in December

2015.  From June 2011 to June 2014 he served as Chief Financial Officer of Hansen Medical, a publicly traded medical device company developing robotic solutions for intravascular procedures.  From 2007 through 2010 he served as Chief Financial Officer for two privately held companies: Harlan Laboratories (2007 – 2009); and BMW Constructors  (2009 – 2010).  From 1994 through 2006 Mr. Mariani served in various senior financial roles with Guidant Corporation, a publicly traded leader in the development and sale of medical devices for the treatment of cardiovascular disease.  Mr. Mariani began his career with Guidant as Director of Corporate Financial Reporting where he supported the initial public offering of Guidant and ultimately served as Vice President, Controller and Chief Accounting Officer.  Mr. Mariani’s experience at Guidant included two years as Director of Financial Reporting, Guidant Vascular Intervention in Santa Clara, California, and four years in Tokyo, Japan, mostly as Vice President Finance and Administration where he helped to facilitate the conversion and scale of the Japan business from a distributor network to a direct sales and marketing organization.   Following the 2006 sale of Guidant to Boston Scientific Corporation, Mr. Mariani co-led the initial integration of the two companies.  From 1987 to 1994 Mr. Mariani worked with Ernst and Young, LLP, where he served a diverse client base as a Certified Public Accountant (CPA).  Mr. Mariani received a Bachelor of Science Degree in Accounting from Indiana University.

Mr. Mariani does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company or AC.  Mr. Mariani has not engaged in any transactions with the Company or AC that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Upon the effectiveness of Mr. Mariani’s appointment on March 1, 2016, Gregory G. Freitag will no longer serve as the Company’s Chief Financial Officer. Mr. Freitag will continue to serve as a member of the Company’s Board of Directors and as General Counsel and Senior Vice President of Business Development of the Company.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	AxoGen, Inc. press release, dated February 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: February 29, 2016	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Financial Officer, General
Counsel & Senior VP of Business
Development

EXHIBIT INDEX

Exhibit No.	Description
99.1	AxoGen, Inc. press release, dated November 5, 2015.